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                           PSYCHIATRIC SOLUTIONS, INC.
                           RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT is entered into as of _______________ _____, 20___, by and between Psychiatric Solutions, Inc. (the "Company") and __________________ (the "Participant") in connection with an Award of Restricted Stock under the Psychiatric Solutions, Inc. Equity Incentive Plan (the "Plan") granted on _______________ _____, 20___.

         The Company established the Plan by action of its board of directors and such action was thereafter approved by the stockholders of the Company. The Participant has been granted an Award of Restricted Stock that is described herein. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of this Award:

         1. Award of Restricted Stock. Subject to the terms and conditions set forth in the Plan and herein, the Company has granted to the Participant an Award of ___________ shares of Restricted Stock, subject to adjustment as provided in Article 8 of the Plan. These shares are subject to forfeiture in the event of the termination of the Participant's employment with the Company or an Affiliate prior to the vesting of such shares, as specified herein.

         2. Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, this Award is not transferable and the Participant may not make any disposition of the shares of Restricted Stock described herein, or any interest herein, prior to the dates that such shares become vested in accordance with Paragraph 3. As used herein, "disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant's lifetime or upon or after the Participant's death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

         3. Vesting of Award. The Restricted Stock Award will become vested as follows:


         On and After                      Number of Shares Vested
         ___________ _____, 20___          __________ Shares
         ___________ _____, 20___          Additional __________ Shares
         ___________ _____, 20___          Additional __________ Shares
         ___________ _____, 20___          Additional __________ Shares

         4.       Termination.

                  (a) On the date that a Participant's provision of services to the Company or an Affiliate in his or her capacity as an employee, a non-employee member of the Board, a consultant or independent advisor ceases (and the Participant is not otherwise providing services to the Company or any Affiliate) for any reason other than death or disability (as defined in section 22(e)(3) of the Code), the Participant will forfeit all shares of Restricted Stock which have not yet become vested in accordance with the schedule set forth in Paragraph 3.


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                  (b) On the date that a Participant's provision of services to the Company or an Affiliate in his or her capacity as an employee, a non-employee member of the Board, a consultant or independent advisor ceases (and the Participant is not otherwise providing services to the Company or any Affiliate) because of death or disability (as defined in section 22(e)(3) of the
Code), all restrictions described herein shall be removed and all risks of forfeiture shall lapse on the Restricted Stock, without regard to the vesting schedule set forth in Paragraph 3.

         5. Status of Participant. Except for the restrictions described in this Agreement and the Plan, the Participant shall be deemed a stockholder of the Company with respect to Restricted Stock and shall be entitled to receive dividends and exercise voting rights with respect thereto. The Company is not required to deliver shares of Restricted Stock to the Participant until the shares have become vested as described in Paragraph 3, all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed.

         6. Tax Withholding. In addition to the withholding provisions of the Plan, each Participant shall give the Company notice of any election filed by the Participant under section 83(b) of the Internal Revenue Code. At the time at which any Restricted Stock becomes vested, the Company shall withhold otherwise deliverable shares of Company stock having an aggregate fair market value sufficient to (but not exceeding) the amount required to be remitted to the appropriate governmental entity or entities on behalf of the Participant. Notwithstanding the foregoing, the Participant may elect in writing, prior to the time at which Restricted Stock becomes vested, to satisfy such tax withholding obligations by remitting cash to the Company at the time at which any Restricted Stock becomes vested. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due the Participant taxes required to be withheld with respect to Restricted Stock.

         7. No Effect on Capital Structure. This Award shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

         8. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

         9. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, is attached hereto as Exhibit A, or has been previously provided to the Participant, and is made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires. The terms "Article" or "Section" generally refer to

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provisions within the Plan. The term "Paragraph" generally refers to a provision of this Agreement.

         10. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by the Company. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address identified in this Paragraph. The Company or Participant may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

                  Psychiatric Solutions, Inc.
                  Attention:  Christopher L. Howard
                  840 Crescent Centre Drive
                  Suite 460
                  Franklin, TN 37067
                  Telephone: (615) 312-5700

         Notices to the Participant shall be hand-delivered to the Participant on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

         11. Information Confidential. As partial consideration for the grant of this Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

         12. Amendment. The Company, acting through the Committee or through the Board, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan. All amendments must be in writing. The Company may not amend this Agreement, however, without the Participant's express agreement to any amendment that could adversely effect the material rights of the Participant.

         13. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Tennessee.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first written above.



                           PSYCHIATRIC SOLUTIONS, INC.


                           By:
                                   ----------------------------------------

                           Title:
                                   ----------------------------------------


                           PARTICIPANT


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